Exhibit 99.1

Dentsply Sirona Completes $14.5 Billion Merger of Equals

Combination Creates the World’s Largest Manufacturer of Professional Dental Products

York, Pennsylvania, February 29, 2016 – DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (NASDAQ: XRAY), The Dental Solutions CompanyTM, today announced that it has successfully completed the previously announced merger of DENTSPLY International Inc. (“DENTSPLY”) and Sirona Dental Systems, Inc. (“Sirona”). The companies are now combined to form Dentsply Sirona, the world’s largest manufacturer of professional dental products and technologies with leading positions and platforms across consumables, equipment, technology, and specialty products.

Jeffrey T. Slovin, Chief Executive Officer of Dentsply Sirona commented: “With our merger complete, Dentsply Sirona can now focus its efforts on empowering dental professionals to provide better, safer and faster dental care. As The Dental Solutions Company, we will drive long-term growth by being uniquely positioned to deliver innovative solutions and support our customers with the broadest product portfolio and the largest sales and service infrastructure in the industry. Dentsply Sirona will continue to be at the forefront of the digitization of dentistry, single visit dentistry and improving clinical outcomes for patients around the world.”

Bret W. Wise, Executive Chairman of Dentsply Sirona added: “This is a transformational day for Dentsply Sirona and the entire dental market. Our unparalleled offering of some of the most trusted brands in consumables, equipment and technology makes Dentsply Sirona the partner of choice to dental professionals and labs today. With an unmatched commitment to investing in research, product development and clinical education, Dentsply Sirona will advance patient care and improve oral health on a global scale for years to come.”

Merger Close

DENTSPLY and Sirona completed their merger on February 29, 2016. Shares of Sirona will be halted from trading prior to the open of the NASDAQ stock market and will cease trading effective at the close of business today. Under the terms of the merger agreement, Sirona shareholders are entitled to receive 1.8142 shares of Dentsply Sirona for each existing Sirona share.

About Dentsply Sirona:

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies. Our products and solutions include leading positions and platforms across consumables, equipment, technology, and specialty products. As The Dental Solutions Company, Dentsply Sirona provides dental professionals a comprehensive end-to-end solutions offering. This offering includes some of the best-known and established brands in the industry. We employ approximately 15,000 dedicated employees in more than 40 countries worldwide. With a sales presence in more than 120 countries, patients and practitioners virtually everywhere in the world rely on Dentsply Sirona. For more information about Dentsply Sirona and its products please visit www.dentsplysirona.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," “project,” "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors’ introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.

Additional information regarding these and other risk factors and uncertainties that may affect the Company’s business and may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. The Company does not give any assurance (1) that it will achieve its expectations, or (2)

concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

Contact Information:

Derek Leckow

VP, Investor Relations

Dentsply Sirona Inc.

+1-717-849-7863

derek.leckow@dentsplysirona.com

Joshua Zable

VP, Investor Relations

Dentsply Sirona Inc.

+1-718-482-2184

joshua.zable@dentsplysirona.com

Dentsply Sirona Global Headquarters
Susquehanna Commerce Center
221 W. Philadelphia St. Suite 60W
York, Pennsylvania 17405